EXHIBIT 99.1

March 12, 2013

To the Board Directors of

Global Earth Energy, Inc.

Re:

Resignation

Due to the press of other business, I do hereby resign as a Director of Global Earth Energy, Inc., with such resignation to take effect immediately.

Very truly yours,

Robert Glassen